Exhibit 99.2

RespireRx Pharmaceuticals Inc. Announces New Research Program with the National Institute of Drug Abuse

RespireRx Expands Research Initiatives Involving Treatments for Drugs of Abuse

Glen Rock, N.J., January 19, 2016/Globe Newswire - RespireRx Pharmaceuticals Inc. (OTC: RSPI) (“RespireRx” or the “Company”) announces that the Company has reached agreement with the Medications Development Program of the National Institute of Drug Abuse (“NIDA”) for NIDA to conduct research on RespireRx compounds CX717 and CX1739. Pursuant to this program, NIDA will evaluate the Company’s proprietary ampakine compounds in a series of preclinical pharmacologic, pharmacokinetic and toxicologic protocols to determine their potential effectiveness for the treatment of drug abuse and addiction. Initial studies will focus on cocaine and methamphetamine addiction and abuse and be contracted to outside testing facilities and/or government laboratories, with all costs to be paid by NIDA. RespireRx will provide NIDA with supplies of CX1739 and CX717 and will work with the NIDA staff to refine the protocols and dosing parameters for these animal models of addiction. RespireRx will retain all intellectual property, proprietary and commercialization rights to these compounds.

The Company’s participation in the Medications Development Program follows the completion of a National Institutes of Health Small Business Innovation Research (“SBIR”) contract with NIDA to evaluate the ability of CX1942, another ampakine compound, to antagonize the respiratory depression induced by the opiate fentanyl.

“In keeping with our strategic focus on developing drugs for respiratory indications, the Company is seeking to realize the full value of its compounds by working with development partners to fund the non-respiratory uses of its compounds,” said Dr. Arnold Lippa, Executive Chairman and Chief Scientific Officer of RespireRx.

Richard Purcell, Senior Vice President, Research and Development, for RespireRx, added, “Through non-dilutive grants and partnerships with government agencies like NIDA, the Company is able to advance the development of its ampakine compounds for unmet clinical needs, not only in the field of respiratory disorders, but also in the related fields of addiction and other central nervous system disorders.”

About RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. is a leader in the development of drugs for respiratory disorders, with a focus on sleep apneas and drug-induced respiratory depression. The Company holds exclusive licenses and owns patents and patent applications for certain families of chemical compounds that claim the chemical structures and their use in the treatment of a variety of disorders, as well as claims for novel uses of known drugs.

RespireRx Pharmaceuticals Inc. 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.respirerx.com

RespireRx’s pharmaceutical candidates in development are derived from two platforms, as described below.

The first platform is the class of compounds known as cannabinoids, in particular, dronabinol. Under a license agreement with the University of Illinois, the Company has rights to patents claiming the use of cannabinoids for the treatment of sleep-related breathing disorders. In a double-blind, placebo-controlled, dose-ascending Phase 2A clinical study conducted by the Company, dronabinol produced a statistically significant reduction in the Apnea-Hypopnea Index, the primary therapeutic end-point, and was observed to be safe and well-tolerated in a group of patients with Obstructive Sleep Apnea (“OSA”). The University of Illinois and three other centers currently are investigating dronabinol in a potentially pivotal, six week, double-blind, placebo-controlled Phase 2B clinical trial in 120 patients with OSA. This study, which the University of Illinois has indicated it expects to be completed during the second quarter of 2016, is fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health. The Company is not managing or funding this ongoing clinical trial.

The second platform of medicines being developed by RespireRx is a class of proprietary compounds known as ampakines, which act to enhance the actions of the excitatory neurotransmitter glutamate at AMPA glutamate receptors. Several ampakines, in both oral and injectable form, are being developed by the Company for the treatment of a variety of breathing disorders. In clinical studies, select ampakines have shown preliminary efficacy in central sleep apnea and in the control of respiratory depression produced by opiates, without altering their analgesic effects. In animal models of orphan disorders, such as Pompé Disease, spinal cord damage and perinatal respiratory distress, it has been demonstrated that certain ampakines improve breathing function. The Company’s compounds belong to a new class of ampakines that do not display the undesirable side effects previously reported in animal models of earlier generations.

Additional information about the Company and the matters discussed herein can be obtained on the Company’s web-site at www.RespireRx.com or in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov.

Special Note Regarding Forward-Looking Statements: Certain statements included or incorporated by reference in this news release, including information as to the future financial or operating performance of the Company and its drug development programs, constitute forward-looking statements. The words “believe,” “expect,” “anticipate,” “contemplate,” “target,” “plan,” “intend,” “continue,” “budget,” “estimate,” “may,” “schedule” and similar expressions identify forward-looking statements. Forward-looking statements include, among other things, statements regarding future plans, targets, estimates and assumptions. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company. Due to these various risks and uncertainties, actual events may differ materially from current expectations. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. Forward-looking statements are made as of the date of this news release and the Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or results or otherwise.

Company Contact:

Jeff Margolis

Vice-President, Treasurer and Secretary

Telephone: (917) 834-7206

E-mail: jmargolis@respirerx.com

RespireRx Pharmaceuticals Inc. 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.respirerx.com